BALLARD SPAHR ANDREWS & INGERSOLL
                       1225 Seventeenth Street, Suite 2300
                             Denver, Colorado 80202
                                 (303) 292-2400

Stratus Fund, Inc.                                              August 27, 1997
500 Centre Terrace
1225 L Street
Lincoln, NE  68508

         RE:      Rule 24f-2 Notice for Stratus Fund, Inc.
                  (Securities Act File No. 33-37928)
Gentlemen:

         We have acted as counsel to Stratus Fund, Inc. (the "Fund"), a corporation organized under the laws of the State of Minnesota and registered with the Securities and Exchange Commission (the "Commission") under the Investment Company Act of 1940 as an open-end series management investment company.

         We have been informed that a registration statement on Form N-1A, as amended ("Registration Statement") relating to an indefinite number of shares of common stock of the Fund (the "Shares") has been filed with the Commission under the Securities Act of 1933 (Securities Act File No. 33-37928).

         We further understand that, pursuant to the provisions of Rule 24f-2, the Fund is filing with the Commission a notice (the "Notice") making definite the registration of such Shares sold in reliance on Rule 24f-2 for the fiscal year ended June 30, 1997. Specifically, we have been informed by the Fund that a total of 3,483,115.680 Shares (representing interests in series portfolios existing during all or part of such fiscal year) were issued from time to time during such fiscal year under the Prospectus included as part of the Registration Statement. The Fund has requested our opinion in connection with the filing of such Notice, for inclusion in such filing.

         In connection with our giving this opinion, we have examined a copy of the Articles of Incorporation of the Fund, as amended, and originals or copies, certified or otherwise identified to our satisfaction, of such other documents, records and other instruments as we have deemed necessary or advisable for purposes of this opinion. As to various questions of fact material to our opinion, we have relied upon information provided by officers of the Fund.

         Based on the foregoing, we are of the opinion that the 3,483,115.680 Shares issued by the Fund during its fiscal year ended June 30, 1997 were, when issued for payment as described in the Fund's Prospectus referred to above, legally issued, fully paid and non-assessable by the Fund.

                                Very truly yours,

                                           /S/ Ballard Spahr Andrews & Ingersoll